UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 8, 2016
GT ADVANCED TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-34133	03-0606749
(Commission File Number)	(I.R.S. Employer Identification No.)
243 Daniel Webster Highway, Merrimack, New Hampshire 03054
(Address of principal executive offices)
(603) 883-5200
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):
[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership
As previously disclosed, on October 6, 2014, GT Advanced Technologies Inc. (the “Company” or “GT Inc.”) and certain of its direct and indirect subsidiaries filed voluntary petitions for relief under chapter 11 of title 11 (“Chapter 11”) of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of New Hampshire (the “Bankruptcy Court”) (Case No. 14-11916) (collectively, the “Chapter 11 Cases”).
On March 8, 2016 (the “Confirmation Date”), the Bankruptcy Court entered an Order Confirming Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated March 7, 2016 (the “Confirmation Order”), which confirmed the Company’s Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (as confirmed, the “Plan”). Copies of the Confirmation Order and the Plan are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference herein.
The Company expects to emerge from Chapter 11 (the “Effective Date”) as soon as possible. However, the consummation of the Plan is subject to certain conditions that must be satisfied prior to the Effective Date, including that there shall have been no modification or stay of the Confirmation Order or entry of other court order prohibiting the consummation of the transactions contemplated by the Plan. In addition, the Company must perform various other administrative actions in conjunction with emergence from Chapter 11. There can be no assurance that the Company will satisfy these conditions, complete such required actions and emerge from Chapter 11 within the anticipated timeframe or at all.
The following is a summary of the material terms of the Plan. This summary only highlights certain substantive provisions of the Plan and is not a complete description of the Plan. This summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the text of the Plan. All capitalized terms used herein but not otherwise defined in this Current Report on Form 8-K have the meanings set forth in the Plan.
General
Pursuant to the Plan, all outstanding equity interests of the Company, including but not limited to all outstanding shares of common stock, par value $0.01 per share (the “Existing Common Stock”), options and contractual or other rights to acquire any equity interests, will be cancelled and extinguished on the Effective Date. Holders of Existing Common Stock and holders of Class 5 Subordinated Securities Claims (as defined in the Plan) will not receive any distributions under the Plan on account of such equity interests or claims.  As of the date hereof, there were 137,662,024 shares of Existing Common Stock outstanding.
Upon the Effective Date of the Plan, the Reorganized Debtors’ capital structure will consist of (a) the Senior Secured Notes in the amount of $60 million, (b) shares of Preferred Stock, which will represent 86% of the ownership of the common stock in Reorganized GT Inc. on an as-converted basis (subject to dilution), and (c) shares of Reorganized Common Stock.  Reorganized GT Inc. will issue the Preferred Stock to the Financing Support Parties in exchange for $20 million. Reorganized GT Inc. will also issue shares of Reorganized Common Stock to holders of Allowed General Unsecured Claims in Class 4A, Class 4C, and Class 4D, subject to dilution and the Cashing-Out Programs described in the Plan, which will represent 14% of the equity in Reorganized GT Inc. No distributions will be made under the Plan on account of any Claim that is not an Allowed Claim as provided in the Plan.
In accordance with the Plan, and subject to the Cashing-Out Programs set forth in Section 6.1(d) of the Plan, (a) holders of Allowed GT Inc. Notes Claims in Class 4A will receive their pro rata share of (i) 21.6% of the Reorganized Common Stock Pool, (ii) 12.5% of the Excess Proceeds, if any, (iii) a 12.5% beneficial interest in the Litigation Trust, and (iv) the Noteholder Warrants; (b) holders of Allowed Corp. Debtors General Unsecured Claims will receive their pro rata share of (i) 62.0% of the Reorganized Common Stock Pool, (ii) 71.1% of the Excess Proceeds, if any, and (iii) a 71.1% beneficial interest in the Litigation Trust; and (c) holders of Allowed GT Hong Kong General Unsecured Claims will receive their pro rata share of (i) 16.4% of the Reorganized Common Stock Pool, (ii) 16.4% of Excess Proceeds, if any, and (iii) a 16.4% beneficial interest in the Litigation Trust.

Exit Financing
The Plan provides for the Company to incur indebtedness and obligations on the Effective Date in connection with the $60,000,000 senior secured notes and $20 million in preferred stock (the “Exit Facility”) that will be held by the Financing Support Parties on the Effective Date.  A copy of the agreements governing the Exit Facility is attached to the Plan Supplement, which is available at ww.kccllc.net/gtat under the “Court Documents” link.
Litigation Trust
The Plan provides for the Company to enter into, on the Effective Date, a litigation trust agreement (the “Litigation Trust”) for the benefit of holders of certain Allowed General Unsecured Claims and for the pursuit of specified Non-Released D&O Causes of Action. Pursuant to the Plan, the Company will transfer such specified claims and causes of actions to the Litigation Trust.
Certificate of Incorporation and By-Laws
The Plan provides that the Company will adopt an Amended and Restated Certificate of Incorporation of GT Advanced Technologies Inc. (the “Amended Charter”), which is expected to become effective on the Effective Date. In addition, in connection with the Plan, the Company will adopt Amended and Restated By-Laws (the “Amended By-Laws”), which are expected to become effective on the Effective Date.
A copy of the form of Amended Charter and Amended By-Laws are attached to the Plan Supplement, which is available at ww.kccllc.net/gtat under the “Court Documents” link.
Board of Directors
As of the Effective Date, Reorganized GT Inc. will have a newly appointed board of directors (the “New Board”). Selected biographical information for the proposed members of the New Board is attached to the Plan Supplement, which is available at ww.kccllc.net/gtat under the “Court Documents” link.  The existing board of directors for the Company will be deemed to have resigned on the Effective Date.
Share Information
The Plan provides that, on the Effective Date, all equity interests in the Company will be cancelled. The holders of such interests will not be entitled to receive or retain any property or distribution on account of such equity interests under the Plan. The Company intends to file a Form 15 with the Securities and Exchange Commission as soon after the Effective Date as possible to suspend the Company’s obligation to file reports under the Securities Exchange Act of 1934, as amended.
Forward-Looking Statements
This Current Report on Form 8-K may contain certain forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Order Confirming Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated March 7, 2016
99.2	Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
GT ADVANCED TECHNOLOGIES INC.
Dated: March 14, 2016
/s/ Hoil Kim

By:	Hoil Kim

Its:	Vice President, Chief Administrative Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Order Confirming Debtors’ Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated March 7, 2016
99.2	Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code